Underwriting Agreement

THIS UNDERWRITING AGREEMENT (“Agreement”), effective as of the closing of the Transaction (as defined below) (the “Closing Date”), is by and between FORESIDE FUNDS DISTRIBUTORS LLC (the “Distributor”) and GUIDESTONE FUNDS (“Fund Company”).

WHEREAS, a majority of the interests of Foreside Financial Group, LLC, the indirect parent of the Distributor are being sold to GC Mountaintop Acquisition Corp., an affiliate of Genstar Capital (the “Transaction”).

Effective as of the Closing Date, the Fund Company, on behalf of each series thereof (each a “Fund” and collectively, the “Funds”), and the Distributor hereby enter into this Agreement on terms identical to those of the Underwriting Agreement between the parties effective as of May 31, 2017 as amended (the “Existing Agreement”), which are incorporated herein by reference, except as noted below. Capitalized terms used herein without definition have the meanings given them in the Existing Agreement.

Unless sooner terminated as provided herein, this Agreement shall continue for an initial one- year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Funds’ board of trustees or (ii) by a vote of a majority (as defined in the Investment Company Act of 1940 Act, as amended (“1940 Act”) and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, provided that in either event the continuance is also approved by a majority of the trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty (60) days’ written notice, by the Funds’ board of trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, or by Distributor. This Agreement may be terminated with respect to one or more Funds, or with respect to the entire Fund Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

IN WITNESS WHEREOF, the parties hereto have caused this Underwriting Agreement to be executed as of the Closing Date.

FORESIDE FUNDS DISTRIBUTORS LLC	GUIDESTONE FUNDS

By:	By:
Mark Fairbanks, Vice President	Name: David S. Spika
Title: Executive Vice President

Underwriting Agreement

THIS UNDERWRITING AGREEMENT (“Agreement”) is by and between FORESIDE FUNDS DISTRIBUTORS LLC (the “Distributor”) and GUIDESTONE FUNDS (“Fund Company”).

WHEREAS, a majority of the interests of Foreside Financial Group, LLC, the indirect parent of the Distributor are being sold to LM Foreside Holdings LLC (the “Transaction”).

Effective as of the closing of the Transaction, the Fund Company, on behalf of each series thereof (each a “Fund” and collectively, the “Funds”), and the Distributor hereby enter into this Agreement on terms identical to those of the Underwriting Agreement between the parties effective as of April 1, 2012, as amended, (the “Existing Agreement”) except as noted below. Capitalized terms used herein without definition have the meanings given them in the Existing Agreement.

Unless sooner terminated as provided herein, this Agreement shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Funds’ board of trustees or (ii) by a vote of a majority (as defined in the Investment Company Act of 1940 Act, as amended (“1940 Act”) and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, provided that in either event the continuance is also approved by a majority of the trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty (60) days’ written notice, by the Funds’ board of trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, or by Distributor. This Agreement may be terminated with respect to one or more Funds, or with respect to the entire Fund Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

IN WITNESS WHEREOF, the parties hereto have caused this Underwriting Agreement to be executed as of the closing date of the Transaction.

FORESIDE FUNDS DISTRIBUTORS LLC	GUIDESTONE FUNDS

By: __________________________	By: ___________________________
Richard J. Berthy, President	Name:
Title:

UNDERWRITING AGREEMENT

THIS AGREEMENT is made as of April 1, 2012 by and between BNY Mellon Distributors LLC, a Delaware limited liability company (the “Distributor”), and Guidestone Funds, a Delaware business trust (the “Trust”).

WITNESSETH:

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”), and is currently offering units of beneficial interest (such units of all series are hereinafter called the “Shares”), representing interests in investment portfolios of the Trust identified on Exhibit A hereto (the “Funds”) which are registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”); and

WHEREAS, the Trust wishes to retain the Distributor to serve as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Exhibit A and for such additional classes or series as the Trust may issue, and the Distributor wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions. As Used in this Agreement:

(a)	“1933 Act” means the Securities Act of 1933, as amended and the rules promulgated thereunder.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

(c)

“Authorized Person” means any officer of the Trust and any other person duly authorized by the Trust’s Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust. An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)	“FINRA” means the Financial Industry Regulatory Authority.

(e)

“Oral Instructions” mean oral instructions received by the Distributor from an Authorized Person or from a person reasonably believed by the Distributor to be an Authorized Person. The Distributor may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(f)

“Registration Statement” means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

(g)	“Securities Laws” mean the 1933 Act, the 1934 Act, the 1940 Act, FINRA Rules of Conduct and any state securities laws.

(h)

“Written Instructions” mean (i) written instructions signed by an Authorized Person and received by the Distributor or (ii) trade instructions transmitted (and received by the Distributor) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Trust hereby appoints the Distributor to serve as the distributor of its Shares in accordance with the terms set forth in this Agreement. The Distributor accepts such appointment and agrees to furnish such services. The Trust understands that the Distributor is now, and may in future be, the distributor of the shares of several investment companies or series (collectively, the “Investment Entities”), including Investment Entities having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Entities. The Trust agrees that the Distributor’s duties to such Investment Entities shall not be deemed in conflict with its duties to the Trust under this Agreement.

3.	Delivery of Documents.

(a) The Trust has provided or, where applicable, will provide the Distributor with the following:

(i)

At the Distributor’s request, certified or authenticated copies of the resolutions of the Trust’s Board of Trustees, approving the appointment of the Distributor or its affiliates to provide services to the Trust and approving this Agreement;

(ii)	A copy of the Trust’s most recent effective Registration Statement;

(iii)	Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Trust or a Fund;

(iv)	A copy of the Trust’s organizational documents, as filed with the state in which the Trust is organized;

(v)	Audited annual statements and unaudited semi-annual statements of a Fund’s books and accounts prepared by the Trust;

(vi)	Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

(vii)	Such other additional information as the Distributor may reasonably request.

(b) The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

(i)	of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

(ii)

in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

(iii)

of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

(iv)	of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4.

Compliance with Rules and Regulations. The Distributor undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Distributor hereunder. Except as specifically set forth herein, the Distributor assumes no responsibility for such compliance by the Trust or any other entity.

5.	Instructions.

(a)	Unless otherwise provided in this Agreement, the Distributor shall act only upon Oral Instructions or Written Instructions.

(b)

The Distributor shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by the Distributor to be an Authorized Person) pursuant to this Agreement, the Distributor may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust’s Board of Trustees or of the Trust’s shareholders, unless and until the Distributor receives Written Instructions to the contrary.

(c)

The Trust agrees to forward to the Distributor Written Instructions confirming Oral Instructions so that the Distributor receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Distributor or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or the Distributor’s ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, the Distributor shall incur no liability to the Trust in acting upon such Oral Instructions or Written Instructions provided that the Distributor’s actions comply with the other provisions of this Agreement.

6.	Right to Receive Advice.

(a)

Advice of the Trust. If the Distributor is in doubt as to any action it should or should not take, the Distributor may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

(b)

Advice of Counsel. If the Distributor shall be in doubt as to any question of law pertaining to any action it should or should not take, the Distributor may request advice from counsel of its own choosing at its own cost (who may be counsel for the Trust, the Trust’s investment adviser or the Distributor, at the option of the Distributor).

(c)

Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions the Distributor receives from the Trust, and the advice it receives from counsel, the Distributor may, upon providing to the Trust notice of such conflict, rely upon and follow the advice of counsel.

(d)

Protection of the Distributor. The Distributor shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Trust or from counsel and which the Distributor believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions, provided that in carrying out any such action the Distributor has not acted with willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. Nothing in this section shall be construed so as to impose an obligation upon the Distributor (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of the Distributor’s properly taking or not taking such action.

7.

Records; Visits. The books and records pertaining to the Trust and the Funds, which are in the possession or under the control of the Distributor, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all time during the Distributor’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Distributor to the Trust or to an Authorized Person, at the Trust’s expense.

8.	Confidentiality.

(a)

Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or the Distributor or their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or the Distributor a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential.

(b)

Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

(c)

The Distributor may not disclose nonpublic personal information of Trust shareholders (whether past, present or future shareholders) other than (a) in the ordinary course of business of performing obligations under this Agreement or (b) after notice to the Trust to the extent permissible under applicable law, pursuant to a court order, subpoena, governmental or regulatory request.

9.	Compensation.

(a)	The Trust shall pay all fees and expenses:

(i)

in connection with the preparation, setting in type and filing of any registration statement, Prospectus and Statement of Additional Information under the 1933 Act, and any amendments thereto, for the issue of Shares;

(ii)

in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees of the Trust shall determine it advisable to qualify Shares for sale (including registering the Trust or any series as a broker or dealer, or any officer of the Trust as an agent or salesperson in any state);

(iii)	of preparing, setting in, type, printing and mailing any report or other communication to shareholders of the Trust in their capacity as such; and

(iv)	of printing and mailing Prospectuses, Statements of Additional Information, and any thereto, sent to existing shareholders.

(b) The Distributor may, in its sole discretion, pay such expenses as it deems reasonable for:

(i)	printing and distributing Prospectuses, Statements of Additional Information and reports prepared for its use in connection with the offering of Shares for sale to the public;

(ii)	any other literature used in connection with such offering; and

(iii)	advertising in connection with such offering.

10.	Indemnification.

(a) The Trust agrees to indemnify and hold harmless the Distributor and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which the Distributor takes under this Agreement including without limitation in accordance with Oral or Written Instructions or at the Trust’s request or direction. Neither the Distributor, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by the Distributor’s or its affiliates’ own willful misfeasance, bad faith, negligence, gross negligence or reckless disregard of its duties and obligations under this Agreement.

(b) The Trust agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys’ fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Trust’s Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Trust’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust by the Distributor or its affiliated persons for use in the Trust’s Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which the Distributor, its officers and trustees, or such controlling person, may incur in connection with this Agreement or the Distributor’s performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading)), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of the Distributor’s willful misfeasance, bad faith, negligence or gross negligence in the performance of the Distributor’s duties hereunder. The Trust acknowledges and agrees that in the event that the Distributor, at the request of the Trust, is required to give indemnification comparable to set forth in this paragraph to any broker-dealer selling Shares of the Trust or servicing agent servicing the shareholders of the Trust and such broker-dealer or servicing agent shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Trust.

(c) The Distributor agrees to indemnify and hold harmless the Trust, its several officers and Board members and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys’ fees), losses, damages, charges, payments and liabilities of any sort or kind which the Trust, its officers, Board members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Trust’s Registration Statement, Prospectus or Statement of Additional Information or sales literature (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Distributor or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or any such person shall be entitled to as a matter of law.

(d) In any case in which one party hereto (the “Indemnifying Party”) may be asked to indemnify or hold the other party hereto (the “Indemnified Party”) harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an “Indemnification Claim”) against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by Idemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. Each party agrees promptly to notify the other of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent.

11.	Responsibility of the Distributor.

(a) The Distributor shall be under no duty to take any action hereunder on behalf of the Trust. Except as specifically set forth herein or as may be specifically agreed to by the Distributor and the Trust in a written amendment hereto. The Distributor shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. The Distributor shall be liable only for any damages arising out of the Distributor’s failure to perform its duties under this Agreement to the extent such damages arise out of the Distributor’s willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

(b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Distributor shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond the Distributor’s control, provided that the Distributor has acted in accordance with the standard set forth in Section 11(a) above; and (ii) the Distributor shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Distributor reasonably believes to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, neither the Distributor nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Distributor or its affiliates.

(d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

12.	Duties and Obligations of the Trust.

(a) The Trust represents to the Distributor that all Registration Statements and Prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Trust by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Trust represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the the Distributor’s counsel, be necessary or advisable. The Distributor shall promptly notify the Trust of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. The Trust authorizes the Distributor to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Shares.

(b) The Trust represents and warrants to the Distributor that the Trust is an investment company registered under the 1940 Act and the Shares sold by each Fund are, and will be, registered under the 1933 Act.

(c) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. The Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value Per Share as calculated.

(d)

Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as the Trust deems it advisable to accept such orders and to make such sales, and the Trust advises the Distributor promptly of such determination.

(e)

The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that maybe reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may request. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall the Distributor in writing of any changes to the information contained in the previous notification.

13.	Duties and Obligations of the Distributor.

(a) The Distributor will act on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows: (i) preparation and execution of sales or servicing agreements, (ii) preparation of quarterly 12b-l Reports to the Board, (iii) literature review, recommendations and submission to FINRA.

(b) The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that the Distributor receives fees under any plan adopted by the Trust pursuant to Rule I2b-1 under the 1940 Act, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that the Distributor receives shareholder services fees under any services plan adopted by the Trust, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Trust as may be required pursuant to such plan. It is contemplated that the Distributor will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. The Distributor will require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and the Distributor shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

(c) The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Trust’s Prospectus and Statement of Additional Information and such other materials as the Trust shall provide or approve in writing. The Trust agrees to furnish the Distributor with sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Trust intends to use in connection with any sales of Shares, in adequate time for the Distributor to file and clear such materials with the proper authorities before they are put in use. The Distributor and the Trust may agree that any such material does not need to be filed subsequent to distribution. In addition, the Trust agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by the Distributor.

(d) The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust. The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

(e) No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Trust’s Registration Statement, trust instrument, or bylaws.

14. Duration and Termination. Unless sooner terminated as provided herein, this Agreement shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Trust’s board of trustees or (ii) by a vote of a majority (as defined in the Investment Company Act of 1940 Act, as amended (“1940 Act”) and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, provided that in either event the continuance is also approved by a majority of the trustees who are not parties to this agreement and who are not interested persons (as defined in the 1940 Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on a least sixty (60) days’ written notice, by the Trust’s board of trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, or by the Distributor. This agreement may be terminated with respect to one or more Funds, or with respect to the Trust. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Trust gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider and all expenses incurred by the Distributor will be borne by the Trust provided such expenses are reasonable in nature and documented.

15. Notices. Notices shall be addressed (a) if to the Distributor, at Three Canal Plaza, Suite 100, Portland, Maine 04101, Attention: Legal Department; (b) if to the Trust, at 2401 Cedar Springs Road, Dallas, Texas 75201-1409, Attention: Patty A. Weiland or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17.

Non-Solicitation. During the term of this Agreement and for a period of one year afterward, the Trust shall not recruit, solicit, employ or engage, for the Trust or any other person, any of the Distributor’s employees.

18.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

20.	Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Trust agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of the Distributor hereunder without the prior written approval of the Distributor, which approval shall not be unreasonably withheld or delayed.

(c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) No Representations or Warranties. Except as expressly provided in this Agreement, the Distributor hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. The Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(h) Change of Name. The parties hereto acknowledge and agree that BNY Mellon Distributors LLC will undergo a name change to Foreside Funds Distributors LLC and that upon such change this Agreement will remain in full force and effect and all references to BNY Mellon Distributors LLC shall thereafter refer to Foreside Funds Distributors LLC.

(i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j) Limitations of Liability of the Trustees and Shareholders. The Distributor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY MELLON DISTRIBUTORS LLC

By:
Title:

GUIDESTONE FUNDS

By:
Title:

EXHIBIT A

THIS EXHIBIT A is amended and restated as of January 28, 2021.

FUNDS

TARGET DATE FUNDS

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

My Destination 2055 Fund

TARGET RISK FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Global Bond Fund

Strategic Alternatives Fund

Defensive Market Strategies Fund

Global Impact Fund

Equity Index Fund

Global Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Index Fund

International Equity Fund

Emerging Markets Equity Fund

IN WITNESS WHEREOF, the parties hereto have cause this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

Foreside Funds Distributors LLC

By:
Name:
Title:

GuideStone Funds

By:
Name:
Title: